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                                                                   EXHIBIT 10.13

                                SERVICE AGREEMENT

         This SERVICE AGREEMENT (the "Agreement') is made and entered into this 25th day of October, 2003, by and between ELITE FINANCIAL COMMUNICATIONS GROUP, LLC, located at 605 Crescent Executive Court, Suite 124, Lake Mary, Florida 32746, (hereinafter referred to as "ELITE") and INTEGRATED BUSINESS SYSTEMS & SERVICES, INC., located at 1601 Shop Road, Suite E, Columbia, South Carolina 29201 (hereinafter referred to as the "Company").

                                   WITNESSETH:

For and consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:

1.       EMPLOYMENT

Company hereby hires and employs ELITE as an independent contractor, and ELITE does hereby accept its position as an independent contractor to the Company upon the terms and conditions hereinafter set forth.

2.       TERM

The term of this Agreement shall be for twelve (12) months. However, the Company shall retain the right to terminate this Agreement following 90 consecutive days of representation by ELITE. Said desire to terminate must be submitted in writing to ELITE by the Company no less than 30 days prior to the desired termination date.

3.       DUTIES AND OBLIGATIONS OF ELITE

         3.1 ELITE will review and analyze various aspects of the Company's goals and make recommendations on feasibility and achievement of desired goals.

         3.2 Through its Tele-Market Relations Group, ELITE will provide exposure to its network of firms and brokers that may be interested in participating with the Company, schedule and conduct the necessary due diligence, and obtain the required approvals necessary for those firms to participate. ELITE will also interview and make determinations on any brokerage or institutional firms referred by the Company with regard to their participation.

         3.3 At the Company's request, ELITE will be available to field any calls from firms, individual investors/shareholders and brokers inquiring about the Company. In addition, ELITE will assist the Company in preparing its quarterly communications relative to its financial results and coordinate corresponding news announcements, conference calls and simulcasts on the Internet in accordance with Regulation FD.

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         3.4      ELITE will feature the Company on the Internet via ELITE's home web site (www.efcg.net) within the Elite Financial Forum which will feature comprehensive information relative to the Company's fundamental and technical strengths, as well as industry and corporate overviews; management biographies; stock trading history; market making activity; conference call/webcast archives; and other information meaningful to the investment community. The Forum will be updated routinely and provide for site visitors to request ongoing information about the Company as it is released.

         3.5 ELITE shall write, produce and/or assist the Company in preparing and releasing all news announcements. The Company shall be solely responsible for paying all fees associated with the actual release(s) through BusinessWire, PR Newswire, or any other comparable news dissemination source. ELITE will create, build and continually enhance a database of all brokers, investors, analysts and media contacts who have expressed an interest in receiving ongoing information on the Company and manage the ongoing distribution of news announcements and/or other Company approved communications.

         3.6 ELITE shall serve as the Company's publicist and will strive to obtain coverage in both national and industry publications, in financial newsletters, on financial radio and television programming and via traditional press mediums. Specifically, ELITE will facilitate an ongoing outreach program to an intelligently targeted universe of media professionals. Further, ELITE will track published articles and in association with Burrelles provide monthly clippings of those articles/mentions featuring the Company.

         3.7 At the Company's request, strive to obtain the Company analyst coverage and/or investment banking sponsorship.

         3.8 ELITE shall arrange for a series of due diligence meetings with select broker/dealers, institutional investors and analysts at predetermined dates throughout the campaign term, while remaining compliant with the rules and regulations associated with Regulation FD.

         3.9 ELITE shall develop customized, high-quality, high-impact and fully integrated financial communications programs and platforms, and leverage our strategic resources to enhance general product/service marketing programs initiated by the Company.

         3.10 ALL OF THE FOREGOING ELITE-PREPARED DOCUMENTATION CONCERNING THE COMPANY, INCLUDING, BUT NOT LIMITED TO, INFORMATIONAL WRITE-UPS, NEWS ANNOUNCEMENTS, SHAREHOLDER LETTERS, ET AL, SHALL BE PREPARED BY ELITE USING MATERIALS SUPPLIED TO IT BY THE COMPANY AND SHALL BE APPROVED BY THE COMPANY PRIOR TO DISSEMINATION BY ELITE.

Page 2 of 8       Initial Company ____________         Initial ELITE __________

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4.       ELITE'S COMPENSATION

         4.1 $10,000 cash, payable per month with the first payment of $10,000 due immediately following execution of this Agreement and subsequent monthly payments due every 30 days thereafter for the term of the Agreement. The Company agrees to make all monthly payments on the applicable due date and in no event beyond five (5) days past the due date. For every five (5) days past the applicable payment due date, the Company shall be assessed a late fee equal to 10% of the outstanding amount until the payment is received by ELITE.

         4.2 ELITE would also be entitled to receive an option or warrant to purchase up to 200,000 common shares of the Company's common stock, exercisable as follows:

                  4.2.1 50,000 shares exercisable at $0.30 per share, which shall vest immediately.

                  4.2.2 50,000 shares exercisable at $0.35 per share, which shall vest on the 91st day following execution of this Agreement;

                  4.2.3 50,000 shares exercisable at $0.40 per share, which shall vest on the 181st day following execution of this Agreement; and

                  4.2.4 50,000 shares exercisable at $0.45 per share, which shall vest on the 271st day following execution of this Agreement.

         4.3 The Company shall agree to issue ELITE piggyback registration rights for the common shares underlying the option/warrant listed above, whereby these shares will be registered for resale by ELITE on the first applicable Registration Statement filed by the Company with the US. Securities & Exchange Commission; said underlying shares common shares shall be held by the Company until such time as ELITE elects to exercise its option or warrant to purchase the common shares. The term of the option/warrant shall expire 24 months from the date the Registration Statement registering the shares underlying the option/warrant is deemed effective.

5.       ELITE'S EXPENSES AND COSTS

Company shall pay all reasonable costs and expenses incurred by ELITE, its directors, officers, employees and agents, in carrying out its duties and obligations pursuant to the provisions of this Agreement, excluding ELITE's general and administrative expenses and costs, but including and not limited to the following costs and expenses; provided all costs and expense items in excess of $1.00 (One Dollar) must be approved by the Company in writing prior to ELITE's incurrence of the same:

         5.1 Travel expenses, including but not limited to transportation, lodging and food expenses, when such travel is conducted on behalf of the Company.

         5.2      Seminars, expositions, money and investment shows.

Page 3 of 8       Initial Company ____________         Initial ELITE __________

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         5.3      Radio and television time and print media advertising costs, when applicable.

         5.4 Subcontract fees and costs incurred in preparation of research reports, when applicable.

         5.5      Cost of on-site due diligence meetings, if applicable.

         5.6 Printing and publication costs of brochures and marketing materials, which are not supplied by the Company.

         5.7      Corporate web site development costs.

         5.8 Printing and publication costs of Company annual reports, quarterly reports, and/or other shareholder communication collateral material, which is not supplied by the Company.

6.       COMPANY'S DUTIES AND OBLIGATIONS

Company shall have the following duties and obligations under this Agreement:

         6.1 Cooperate fully and timely with ELITE so as to enable ELITE to perform its obligations under this Agreement.

         6.2 Within ten (10) days of the date of execution of this Agreement to deliver to ELITE a complete due diligence package on the Company, including all the Company's filings with the U.S. Securities and Exchange Commission within the last twelve months; the last six (6) months of press announcements on the Company; and all other relevant materials with respect to such filings, including but not limited to, corporate reports, brochures, and the like, and a list of analysts and or fund managers, who have been following the Company.

         6.3 The Company will act diligently and promptly in reviewing materials submitted to it from time to time by ELITE and inform ELITE of any inaccuracies contained therein prior to the dissemination of such materials.

         6.4 Promptly give written notice to ELITE of any change in the Company's financial condition or in the nature of its business or operations which had or might have an adverse material effect on its operations, assets, properties or prospects of its business.

         6.5 Promptly pay all Company pre-approved costs and expenses incurred by ELITE under the provisions of this Agreement when presented with invokes for the same by ELITE.

         6.6 Give full disclosure of all material facts concerning the Company to ELITE and update such information on a timely basis.

Page 4 of 8       Initial Company ____________         Initial ELITE __________

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         6.7      Promptly pay the compensation due ELITE under the provisions of this Agreement, and as defined in Section 4 herein.

7.       NONDISCLOSURE

Except as may be required by law, the Company, its officers, directors, employees, agents and affiliates shall not disclose the contents and provisions of this Agreement to any individual or entity without ELITE's expressed written consent subject to disclosing same further to Company counsel, accountants and other persons performing investment banking, financial, or related functions for the Company.

8.       COMPANY'S DEFAULT

In the event of any default in the payment of ELITE's compensation to be paid to it pursuant to this Agreement, or any other charges or expenses on the Company's part to be paid or met, or any part or installment thereof, at the time and in the manner herein prescribed for the payment thereof and as when the same becomes due and payable, and such default shall continue for five (5) days after ELITE's written notice thereof is received by Company; in the event of any default in the performance of any of the other covenants, conditions, restrictions, agreements, or other provisions herein contained on the part of the Company to be performed, kept, complied with or abided by, and such default shall continue for five (5) days after ELITE has given Company written notice thereof, or if a petition in bankruptcy is filed by the Company, or if the Company is adjudicated bankrupt, or if the Company shall compromise all its debts or assign over all its assets for the payment thereof, of if a receiver shall be appointed for the Company's property, then upon the happening of any of such events, ELITE shall have the right, at its option, forthwith or thereafter to accelerate all compensation, costs and expenses due or coming due hereunder and to recover the same from the Company by suit or otherwise and further, to terminate this Agreement. The Company covenants and agrees to pay all reasonable attorney fees, paralegal fees, costs and expenses due of ELITE, including court costs, (including such attorney fees, paralegal fees, costs and expenses incurred on appeal) if ELITE employs an attorney to collect the aforesaid amounts or to enforce other rights of ELITE provided for in this Agreement in the event of any default as set forth above and ELITE prevails in such litigation.

9.       COMPANY'S REPRESENTATIONS AND WARRANTIES

The Company represents and warrants to ELITE for the purpose of inducing ELITE to enter into and consummate this Agreement as follows:

         9.1 The Company has the power and authority to execute, deliver and perform under this Agreement.

         9.2 The execution and delivery by the Company of this Agreement have been duly and validly authorized by all requisite action by the Company. No license, consent or approval of any form is required for the Company's execution and delivery of this Agreement.

Page 5 of 8       Initial Company ____________         Initial ELITE __________

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         9.3      No representation or warranty by the Company in this Agreement and no information in any statement, certificate, exhibit, schedule or other document furnished, or to be furnished by the Company to ELITE pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. There is no fact which the Company has not disclosed to ELITE, in writing, or in SEC filings or news announcements, which materially adversely affects, nor, so far as the Company can now reasonably foresee, may adversely affect the business, operations, prospects, properties, assets, profits or condition (financial or otherwise) of the Company.

10.      LIMITATION OF ELITE LIABILITY

If ELITE fails to perform its services hereunder, its entire liability to the Company shall not exceed the lessor of (a) the amount of cash compensation ELITE has received from the Company under Section 4 of this Agreement or (b) the actual damage to the Company as a result of such non-performance. IN NO EVENT WILL ELITE BE LIABLE FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES NOR FOR ANY CLAIM AGAINST THE COMPANY BY ANY PERSON OR ENTITY ARISING FROM OR IN ANY WAY RELATED TO THIS AGREEMENT, UNLESS SUCH DAMAGES RESULT FROM THE USE, BY ELITE, OF INFORMATION NOT AUTHORIZED BY THE COMPANY.

11.      MISCELLANEOUS

         11.1 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid to the parties hereto at their addresses first above written. Either party may change his or its address for the purpose of this paragraph by written notice similarly given.

         11.2 Entire Agreement. This Agreement represents the entire agreement between the Parties in relation to its subject matter and supercedes and voids all prior agreements between such Parties relating to such subject matter.

         11.3 Amendment of Agreement. This Agreement may be altered or amended, in whole or in part, only in a writing signed by both Parties.

         11.4 Waiver. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other subsequent breach or condition, whether of a like or different nature, unless such shall be signed by the person making such waiver and/or which so provides by its terms.

         11.5 Captions. The captions appearing in this Agreement are inserted as a matter of convenience and for reference and in no way affect this Agreement, define, limit or describe its scope or any of its provisions.

Page 6 of 8       Initial Company ____________         Initial ELITE __________

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         11.6     Situs. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. Venue shall be located in Seminole County, Florida.

         11.7 Benefits. This Agreement shall inure to the benefit of and be binding upon the Parties hereto, their heirs, personal representatives, successors and assigns.

         11.8 Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any way render invalid or unenforceable any other provisions of this Agreement, and this Agreement shall be carried out as if such invalid or unenforceable provision were not contained herein.

         11.9 Arbitration. Any controversy, dispute or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration. Arbitration proceedings shall be conducted in accordance with the rules then prevailing of the American Arbitration Association or any successor. The award of the Arbitration shall be binding on the Parties. Judgment may be entered upon an arbitration award or in a court of competent jurisdiction and confirmed by such court. Venue for arbitration proceedings shall be Seminole County, Florida. The costs of arbitration, reasonable attorney's fees of the Parties, together with all other expenses, shall be paid as provided in the Arbitration award.

         11.10 Currency. In all instances, references to monies used in this Agreement shall be deemed to be United States dollars.

         11.11 Multiple Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts shall constitute one
                  (1) instrument

         IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year as follows:

CONFIRMED AND AGREED ON THIS 28TH DAY OF OCTOBER, 2003.

ELITE FINANCIAL COMMUNICATIONS GROUP, LLC

By: /s/ Dodi B. Handy                           /s/ Andrea L. Strittmatter
    --------------------------------            --------------------------------
               ELITE OFFICER                                WITNESS

                President                            Andrea L. Strittmatter
    --------------------------------            --------------------------------
               PRINT NAME                                  PRINT NAME

Page 7 of 8       Initial Company ____________         Initial ELITE __________

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CONFIRMED AND AGREED ON THIS 28TH DAY OF OCTOBER, 2003.

INTEGRATED BUSINESS SYSTEMS & SERVICES, INC

By: /s/ George E. Mendenhall                    /s/ Donald R. Futch
    --------------------------------            --------------------------------
          DULY AUTHORIZED                               WITNESS

          George E. Mendenhall                          Donald R. Futch
    --------------------------------            --------------------------------
               PRINT NAME                                 PRINT NAME

Page 8 of 8       Initial Company ____________         Initial ELITE __________